January 22, 2015

NEWS RELEASE
FOR IMMEDIATE RELEASE
CONTACT:
Terry E. Zink, President and Chief Executive Officer, Cascade Bancorp (541) 617-3527
Gregory D. Newton, EVP and Chief Financial Officer, Cascade Bancorp (541) 617-3526
Charles Reeves, EVP and Chief Banking Officer, Cascade Bancorp (541) 617-3557

CASCADE BANCORP TO RELEASE FOURTH QUARTER AND YEAR-END 2014 EARNINGS ON THURSDAY, JANUARY 29, 2015

Bend, Ore., - January 22, 2015 - Cascade Bancorp (NASDAQ: CACB) (“Company”), the holding company for Bank of the Cascades (“Bank”), will release its fourth quarter and year-end earnings before the market opens on Thursday, January 29, 2015 and host a conference call and webcast the same day at 7:00 a.m. PST (10:00 a.m. EST). Terry E. Zink, President and CEO, Gregory Newton, Executive Vice President and CFO, and Charles Reeves, Executive Vice President and CBO, will discuss fourth quarter and year-end 2014 results and provide an update on recent activities. There will be a question-and-answer session following the presentation.
Shareholders, analysts and other interested parties are invited to join the webcast by registering at https://www.webcaster4.com/Webcast/Page/668/7048 or the live conference call by dialing (888) 428-7458 prior to 7:00 a.m. PST. A transcript of the call will be available on the Company's website www.botc.com, shortly after the conference call for a minimum of 30 days.

About Cascade Bancorp and Bank of the Cascades

Cascade Bancorp (NASDAQ: CACB), headquartered in Bend, Oregon, and its wholly owned subsidiary, Bank of the Cascades, operate in Oregon and Idaho markets. Founded in 1977, Bank of the Cascades offers full-service community banking through 40 branches in Central, Southern and Northwest Oregon, as well as in the greater Boise/Treasure Valley, Idaho area. The Bank has a business strategy that focuses on delivering the best in community banking for the financial well-being of customers and shareholders. It executes its strategy through the consistent delivery of full relationship banking focused on attracting and retaining value-driven customers. For further information, please visit our website at www.botc.com.

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